UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/21/2011

Identive Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-29440

Delaware	77-0444317
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1900-B Carnegie Avenue
Santa Ana, CA 92705
(Address of principal executive offices, including zip code)

949-250-8888
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

This Amendment No. 1 to Current Report on Form 8-K/A (the "Amendment") amends Item 5.02 of the Current Report on Form 8-K filed by Identive Group, Inc. (the "Company") on December 22, 2011, related to the appointment of Mr. Richard A. Clarke to the Company's Board of Directors. This Amendment is being filed to report Mr. Clarke's committee assignments.

On February 29, 2012, the Board of Directors (the "Board") of the Company appointed Richard A. Clarke to two newly formed committees of the Board, the Strategic Committee and the ad hoc U.S. Government Security Committee.

The purpose of the Strategic Committee is to provide oversight of the Company's strategic plan. The Strategic Committee will maintain a cooperative, interactive strategic planning process with management, including the identification and development of long-term strategic goals and expectations. In addition to Mr. Clarke, the Board appointed the following directors to serve on the committee: Ayman Ashour (Chairman), Steven Humphreys and Phil Libin.

The ad hoc U.S. Government Security Committee, to be composed solely of directors who are U.S. citizens, was formed to review, consider and take action from time to time as necessary with regard to matters relating to issues of U.S. Government security and requiring special U.S. Government clearance procedures. In addition to Mr. Clarke, the Board appointed the following directors to serve on the committee: Ayman S. Ashour (Chairman), Steven Humphreys, Phil Libin and Lawrence Midland.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identive Group, Inc.

Date: March 02, 2012	By:	/s/ Melvin Denton-Thompson
Melvin Denton-Thompson
Chief Financial Officer and Secretary